EXHIBIT 99.2

WATER RIGHTS PERMITS

PURCHASE AGREEMENT

This Water Rights Permits Purchase Agreement ("Agreement") is dated and effective as of this 31st day of March, 2008 (“Effective Date”), by and between Michael B. Stewart (“Stewart”) as "Seller", and U.S. Geothermal, Inc., an Idaho corporation (“USG”) as "Buyer". Buyer and Seller are sometimes referred to herein collectively as "Parties" and individually as "Party."

RECITALS

A.      Seller is the owner of certain rights to use water under Water Rights Permit Nos. 68756 and 69320, which permits are issued by the State Engineer’s Office of the State of Nevada (collectively the “Permits”).

B.        Seller desires to assign and transfer the Permits to Buyer and Buyer desires to purchase and accept from Seller the Permits on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the convents and agreements set forth herein and other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.          Purchase and Sale. Seller hereby agrees to assign and transfer to Buyer, and Buyer hereby agrees to purchase and accept from Seller, such interest as Seller may have in the Permits, on the terms and subject to the conditions set forth below

2.          Purchase Price. The purchase price for the Permits is Three Million Six Hundred Twenty Thousand Dollars ($3,620,000.00) (the "Purchase Price"). Buyer shall pay the Purchase Price to Seller by wire transfer or other immediately available fund deposited with Escrow Agent (defined below in Section 3) on the Closing Date (defined below in Section 6).

3.          Escrow. Buyer and Seller have opened escrow with Stewart Title of Northern Nevada, 5335 Kietzke Lane, Suite 103, Reno Nevada 89511, Escrow Officer Luann Hoyer-Barnes ("Escrow Agent"). On or before the effective date, the Parties shall provide Escrow Agent with a copy of this Agreement. The terms and conditions set forth in this Agreement shall constitute both the agreement between Buyer and Seller and joint escrow instructions for Escrow Agent. If Escrow Agent requires separate or additional escrow instructions, Seller and Buyer agree to promptly execute and deliver such additional instructions to the Escrow Agent, provided, however, that such additional escrow instructions must be consistent with this Agreement. If there is any conflict or inconsistency between the terms and conditions of this Agreement and the additional instructions, this Agreement shall govern. Buyer understands that the Escrow Agent does not issue title insurance on Permits.

4.	Representations and Warranties.

4.1        Seller's Representations and Warranties. As a material inducement to Buyer to enter into this Agreement and purchase the Permits, Seller represents and warrants that:

4.1.1     Power. This Agreement is, and all the documents executed by Seller that are to be delivered to Buyer at the Closing will be duly authorized, executed, and delivered by Seller, and are and will be legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally), and do not and will not violate any provisions of any agreement to which Seller is a party or to which it is subject.

4.1.2     Property, Title and Related Matters. Seller represents and warrants that Seller is the owner of all right, title and interest in the Permits, and shall have and convey to Buyer at Closing good and marketable title to the Permits, free and clear of all security interests, mortgages, liens, pledges, charges, claims or encumbrances of any kind or character.

4.1.3     Transferability. Seller has no knowledge of any condition or fact related to the Permits which would prevent or impede the transfer and assignments of the Permits.

4.1.4     No Brokers or Finders. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of Seller.

4.2        Buyer’s Representations and Warranties. As a material inducement to Seller to enter into this Agreement and convey the Permits, Buyer represents and warrants that:

4.2.1     Power. This Agreement is, and all the documents executed by Buyer that are to be delivered to Seller at the Closing will be duly authorized, executed, and delivered by Buyer, and are and will be legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally), and do not and will not violate any provisions of any agreement to which Buyer is a party or to which it is subject.

4.2.2     Assumption of the Risk.

(a)       Buyer represents and agrees that it has independently investigated, verified, evaluated, valuated and reviewed all aspects of the Permits, has conducted due diligence concerning the Permits and has independently determined that the Permits exist and are adequate for the use intended by Buyer, subject only to Buyer’s reliance on the representations of Seller in Section 4.1.1 above.

4.2.3     No Brokers or Finders. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of Buyer.

5.          Close of Escrow. The transaction contemplated by this Agreement shall close simultaneously with the close of escrow of the first tier of Buyer's acquisition of certain assets and assumption of certain liabilities of Empire Geothermal Power, LLC, a Nevada limited liability company (“EGP”) pursuant and subject to that certain Asset Purchase Agreement (the “Asset PSA”) by and between USG as Buyer, EGP as “Seller”, and Stewart as “Guarantor”, dated as of March 31, 2008 (the “Closing Date”).

6.         Buyer's Condition to Closing. Buyer's obligation to purchase the Permits is conditioned upon (i) Seller not having committed a material breach of this Agreement, and (ii) Buyer and one of its affiliates, USG Nevada, LLC, a Delaware limited liability company (“USG NV”), have acquired the first closing assets of EGP and Stewart and assumed the related liabilities of EGP and Stewart as provided in the Asset PSA. Buyer may, at any time or times before the Closing, waive the foregoing condition. Any such waiver must be in writing and signed by Buyer.

7.          Seller's Condition to Closing. Seller's obligation to convey the Permits is conditioned upon (i) Buyer not having committed a material breach of this Agreement, and (ii) Buyer and one of its affiliates, USG Nevada, LLC, a Delaware limited liability company (“USG NV”), have acquired the first closing assets of EGP and Stewart and assumed the related liabilities of EGP and Stewart as provided in the Asset PSA.. Seller may, at any time or times before the Closing, waive the foregoing conditions. Any such waiver must be in writing and signed by Seller.

8.          Seller's Deliveries to Escrow. On or before the Closing Date, Seller shall deliver or cause the following items to Escrow Agent:

8.1        Assignment and Reports of Conveyance. The original Assignment of Permits (the "Assignment”), executed by Seller, acknowledged and in recordable form, conveying Seller’s interest in the Permits to Buyer; and the original State of Nevada Division of Water Resources Reports of Conveyance for the Permits.

8.2        Other Documents. Any other documents, instruments or agreements reasonably necessary to effectuate the transaction contemplated by this Agreement.

8.3        Closing Costs. Seller may either deposit such sums as escrow agent may require to pay Seller’s closing costs, as set forth in this Agreement, in immediately available funds or elect to have Seller’s portion of the closing costs assessed to Seller pursuant to the terms of this Agreement deducted from the purchase price at closing.

9.          Buyer's Deliveries to Escrow. On or before the Closing Date, Buyer shall deliver or cause the following items to be delivered to Escrow Holder:

9.1        Purchase Price. The entire Purchase Price in cash, by wire transfer or other immediately available funds.

9.2         Funds.  Such other sums as Escrow Agent shall require to pay Buyer’s share of closing costs, as set forth in this Agreement, in immediately available funds.

9.3         Assignment.  An acceptance of the Assignment.

9.4        Other Documents. Any other documents, instruments or agreements reasonably necessary to effectuate the transaction contemplated by this Agreement.

10.        Closing Costs. Buyer shall pay 50 percent and Seller shall pay 50 percent of all escrow costs and fees, including the cost of any real property transfer tax.

11.        Profit Percentage. In the event Buyer sells, assigns, or transfers all or any portion of the rights to use water, represented by the Permits to any other person or entity subsequent to the Closing Date (other than to a wholly owned affiliate or subsidiary to support operation of the Geothermal Resource Power Plant and related facilities acquired and developed by Buyer or such affiliate or subsidiary pursuant to the Asset PSA), in one transaction or a series of transactions, after repayment to Buyer of the amount of the Purchase Price (as defined herein), Buyer shall pay 50 percent of all amounts received by Buyer in excess of the Purchase Price to Seller. At the end of each quarter after the Closing Date, Buyer shall provide Seller with reports identifying whether any such sales have been made and the profits from such sale or sales. Buyer and Seller shall mutually agree upon reasonable procedure to determine the amounts payable to Seller under this Section 11.

12.        Water Use. Until the closing of the second tier of the asset purchase referred to in Section 3 of this Agreement or until the end of 30 days after written notification from Buyer, Seller shall keep the water associated with the Permits in beneficial use. Seller shall not have any obligation to pay for any water used by Seller or any third party in connection with keeping the water in beneficial use.

13.	Miscellaneous Provision.

a.	Time of the Essence. Time is of the essence of this Agreement.

b.          Notice. All notices required by this Agreement shall be in writing and shall be given by any of the following means to the below listed addresses or fax numbers: (i) certified or registered mail, postage prepaid, return receipt requested, in which case notice shall be deemed delivered three (3) business days after the postmark date; (ii) recognized commercial overnight courier, in which case notice shall be deemed delivered one (1) business day after acceptance for next-day delivery by the courier; (iii) telecopy transmittal ("fax"), in which case notice shall be deemed delivered upon fax confirmation of transmission to the intended party; or (iv) personal delivery, in which case the notice shall be effective when received.

Buyer: US Geothermal, Inc., an Idaho corporation Doug Glaspey, COO 1505 Tyrell Lane Boise, ID 83706	Seller: Michael B. Stewart 250 Chism Street Reno, NV 89503 Telephone No.: 775-355-7001

Telephone No.: 208-424-1027

Facsimile No.:: 208-424-1030

With copy to:

David P. Swanson, Esq.

Dorsey and Whitney LLP

50 South Sixth Street, Suite 1500

Minneapolis, MN 55402-1498

Telephone No.: 612-343-8275

Facsimile No.: 612-340-7800

Facsimile No. : 775-355-7007 With copy to: F. DeArmond Sharp Stefanie T. Sharp 71 Washington Street Reno, NV 89503 Tel: 775-329-3151 Fax: 775-329-7941

Notice of change of address shall be delivered by written notice in the manner described in this section. Rejection or other refusal to accept a notice or the inability to deliver a notice because of changed address of which no notice was given shall be deemed to constitute receipt of the notice sent.

c.          Entire Agreement. This Agreement contains the entire agreement between the Parties hereto and supersedes any and all prior agreements, arrangements or understandings regarding the same subject matter as this Agreement, which are null and void.

d.          Survival of Escrow. The representations, covenants, agreements and warranties contained herein, including but not limited to those provisions of Section 13 of this Agreement, shall not be discharged or dissolved upon close of escrow, but shall survive the same.

e.          Choice of Law and Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, without giving effect to the choice of law provisions of such State, and venue for any such action shall be in Washoe County, Nevada.

f.          Written Amendments. This Agreement may not be modified, amended, altered or changed in any respect whatsoever except by further agreement in writing, duly executed by both Parties. No oral statements or representations subsequent to the execution hereof by either Party are binding on the other Party, and neither Party shall have the right to rely on such oral statements or representations.

g.          Successors. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors, personal representatives and assigns.

h.          Attorneys' Fees. The prevailing Party in any dispute concerning this Agreement shall be entitled to reasonable attorneys' fees and costs.

i.           No Recordation. Neither this Agreement nor any notice thereof shall be recorded.

j.           Future Cooperation. Each Party shall, at the request of the other, at any time execute and deliver to the requesting Party all such further instruments as may be reasonably necessary or appropriate in order to effectuate the purpose and intent of this Agreement.

k.          Use of Gender. As used in this Agreement, the masculine, feminine, or neuter gender, or the singular or plural number, shall each be considered to include the others whenever the context so indicates.

l.           No Other Commissions. The Parties represent to each other that they have not used the services of any real estate broker or person who may claim a commission or finder's fee with respect to this transaction, and each agrees to indemnify, defend and hold the other harmless from broker compensation claims or finders fees arising from allegations of an agreement with the indemnifying Party.

m.         Calculation of Time. All periods of time referred to in this Agreement shall include all Saturdays, Sundays, and state or national holidays, unless the period of time specifies business days, provided that if the date to perform any act or give any notice with respect to this Agreement shall fall on a Saturday, Sunday or state or national holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday, state or national holiday.

n.          Interpretation. The Parties hereto acknowledge and agree that each has been given the opportunity to review this Agreement with legal counsel independently. The Parties have equal bargaining power and intend the plain meaning of the provisions herein. In the event of an ambiguity in or dispute regarding the interpretation of this Agreement, the interpretation of this Agreement shall not be resolved by any rule of interpretation providing for interpretation against the Party who causes the uncertainty to exist, or against the draftsman.

o.          Mutual Indemnity. Seller and Buyer hereby agree to indemnify, defend, and hold the other Party harmless against any and all liability, claims, costs or expenses of third parties arising directly or indirectly out of a breach of the covenants, representations and warranties by the indemnifying party to the other in this Agreement.

p.          Authority. Each agent, officer, director, or employee signing on behalf of Seller and Buyer represents and warrants that this Agreement is duly authorized by and binding upon Seller and Buyer.

q.          Headings. Headings used in this Agreement are used for reference purposes only and do not institute substantive matter to be considered in construing the terms of this Agreement.

r.          Not a Partnership. The provisions of this Agreement are not intended to create, nor shall they be in any way interpreted or construed to create, a joint venture, partnership, or any other similar relationship between the Parties.

s.          Third Party Beneficiary Rights. This Agreement is not intended to create, nor shall it be in any way interpreted or construed to create, any third party beneficiary rights in any person not a party hereto.

t.           Waiver. Neither the failure of either Party to insist upon the timely or full performance of any of the terms and conditions of this Agreement, nor the waiver of any breach of any of the terms and conditions of this Agreement, shall be construed as thereafter waiving any such terms and conditions, but these shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

u.          Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all taken together shall constitute one and the same Agreement. Fax copies of this Agreement and fax signatures thereon shall have the same force, effect, and legal status of originals.

v.          Severability. If any provision of this Agreement is or shall become invalid or unenforceable, the remaining provisions of this Agreement shall not be affected.

w.         Further Assurances. The Parties agree that, anytime and from time to time after the closing, they will, upon the request of other and without further consideration, take all steps reasonably necessary to complete the transfer of the Permits and each will do, execute acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all further documents, powers of attorney of assurances as reasonably required to complete the transfer of the permits as set forth herein.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

SELLER: /s/ Michael B. Stewart Michael B. Stewart	BUYER: U.S. GEOTHERMAL Inc., an Idaho Corporation By /s/ Doug Glaspey Name Doug Glaspey Title Chief Operating Officer